UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

Livento Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56457	49-3999052
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

17 Stete Street, Suite 4000 NY 10004

(Address of Principal Executive Office) (Zip Code)

980-432-8241

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NUGN	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Livento Group Inc. On August 26, 2025 isssued one billion common shares (1,000,000,000) to its CIO (chief investment officer), MICHAEL GREGORY MAX HENRIKSEN. The shares are being offered at $0.001 per share for a total purchase price of $1,000,000.00. This issuance is made with a SUBSCRIPTION AGREEMENT dated August 19, 2025 between Livento and HENRIKSEN. A copy of the SUBSCRIPTION AGREEMENT is attached as EXHIBIT 1.0

Item 9.01 Financial Statements and Exhibit

EXHIBIT 1.0	SUBSCRIPTION AGREEMENT

EXHIBIT 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

/s/ David Stybr
David Stybr
President Livento Group Inc.
(formerly NuGene International, Inc.)